SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report                      August 20, 1996
- --------------------------------------------------------------------------------

                       ICON Cash Flow Partners L.P. Seven
             (Exact name of registrant as specified in its charter)


         Delaware                                                13-3835387
- --------------------------------------------------------------------------------
(State or other jurisdiction of                                (IRS Employer
incorporation or organization)                            Identification Number)



Commission File Number     33-94458
- --------------------------------------------------------------------------------


             600 Mamaroneck Avenue, Harrison, New York  10528-1632
- --------------------------------------------------------------------------------
  (Address of principal executive offices)              (Zip code)




                                 (914) 698-0600
- --------------------------------------------------------------------------------
               Registrant's telephone number, including area code

                       ICON Cash Flow Partners L.P. Seven
                                    Form 8-K

Item 1.  Change of Control of Registrant


         On August 20, 1996, ICON Holdings Corp. ("ICON Holdings") acquired all of the outstanding stock of ICON Capital Corp., the general partner (the "General Partner") of ICON Cash Flow Partners L.P. Seven (the "Partnership"), and all of the outstanding stock of ICON Securities Corp., the dealer-manager for the offer and sale of the limited partnership securities of the Partnership (the "Dealer- Manager"), for total consideration of $9.35 million. ICON Holdings is a joint venture between Summit Asset Holding L.L.C., a subsidiary of a diversified financial and business services group based in the United Kingdom, and Warrenton Capital Partners L.L.C., which was formed by two of the founders of Griffin Equity Partners, Inc., a U.S. company engaged in the acquisition of leases and lease portfolios. The stock of the General Partner and the Dealer-Manager was purchased from Peter D. Beekman, who [immediately prior thereto] repurchased certain minority interests in the General Partner held by former employees of the General Partner. The consideration for the acquisition was satisfied by (a) $2.7 million in cash from the parent companies of ICON Holdings and (b) $6.65 million in promissory notes issued to Peter D. Beekman, of which $2.95 million has been paid, leaving a balance of $3.7 million. The funds for the repayment of $2.95 million in notes came principally from the General Partner. The remaining notes bearing interest rates between 12% and 16.705% and having maturities between one and three years, are guaranteed by the General Partner and the Dealer-Manager, and are secured by a pledge of the capital stock of the General Partner and the Dealer-Manager held by ICON Holdings and by certain fees payable by the Partnership to the General Partner and the Dealer-Manager.

         In connection with the acquisition, the following changes have been made in the management of the General Partner and the Dealer-Manager:

     o Beaufort J. B. Clarke has become the President and Chief Executive Officer of both the General Partner and the Dealer-Manager. Prior to his present position, Mr. Clarke, age 49, was founder and the President and Chief Executive Officer of Griffin Equity Partners, Inc. Mr. Clarke formerly was an attorney with Shearman and Sterling and has over 20 years of senior management experience in the U.S. leasing industry.

     o Thomas W. Martin has become the Executive Vice President of both the General Partner and the Dealer-Manager. Prior to his present position, Mr. Martin, age 42, was the Executive Vice President and Chief Financial Officer of Griffin Equity Partners, Inc. Mr. Martin has over 12 years of senior management experience in the leasing business, particularly in the are of syndication.

     o Gary N. Silverhardt, formerly Vice President and Controller of the General Partner, has become the Chief Financial Officer of the General Partner.

                       ICON Cash Flow Partners L.P. Seven
                                    Form 8-K


     The Board of Directors of the General Partner and the Dealer-Manager now consist of Neil A. Roberts, who is the Chairman, Mr. Clarke, Mr. Martin and Timothy R. Spring. Mr. Roberts, age 47, has been the Managing Director of Summit Asset Management Limited, a subsidiary of The Summit Group PLC, since 1991. Mr. Roberts has over 25 years of experience in the leasing and finance business, including positions with Kleinwort Benson Group, the United Kingdom subsidiary of Hongkong and Shanghai Banking Corporation, and Chemical Bank. Mr. Spring is a Director of Summit Asset Management Limited.

     Peter D. Beekman, Cortes E. DeRussy, Charles Duggan and Susan H. Beekman have resigned their positions with the General Partner, and Peter D. Beekman and Susan H. Beekman have resigned their positions with the Dealer-Manager.

         The acquisition of the General Partner will not result in any change in the investment objectives or policies of the Partnership, nor has there been any change in the terms of the Partnership Agreement or the plan of distribution for the Units.

                       ICON Cash Flow Partners L.P. Seven
                                    Form 8-K



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           ICON Cash Flow Partners L. P. Seven
                                           File No. 33-94458 (Registrant)
                                           By its General Partner,
                                           ICON Capital Corp.




September 4, 1996                          Gary N. Silverhardt
      Date                                 Gary N. Silverhardt
                                           Chief Financial Officer
                                           (Principal financial and account
                                           officer of the General Partner
                                           of the Registrant)